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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 14, 2002, included in this Annual Report on Form 10-K, into SPECTRX, INC.'s previously filed Registration Statements File Nos. (333-34301, 333-63758, 333-81326 and 333-64058). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date or our report.


/s/ Arthur Andersen LLP

Atlanta, Georgia
March 28, 2002